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                                                                    Exhibit 23.2



                          Consent of Price Waterhouse





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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 1995, which appears on page 46 of the 1994 Annual Report to Shareholders of CIGNA Corporation, which is incorporated by reference in CIGNA Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page FS-2 of such Annual Report on Form 10-K.




PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
June 7, 1995





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